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                                                                       EXHIBIT 1

                        5,750,000 Shares of Common Stock


                             SYNAPTICS INCORPORATED


                             UNDERWRITING AGREEMENT


                                ___________, 2002



BEAR, STEARNS & CO. INC.
SG COWEN SECURITIES CORPORATION
SOUNDVIEW TECHNOLOGY GROUP
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies/Gentlemen:

         Synaptics Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"). The stockholders of the Company named in Schedule II (collectively, the "Selling Stockholders") severally propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 750,000 shares (the "Additional Shares") of Common Stock, each Selling Stockholder selling the amount of Common Stock set forth next to such Selling Stockholder's name on Schedule II. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

         1. Representations and Warranties.


                  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                           (i) The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-56026), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock, which
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registration statement, as so amended, has been declared effective by the
Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use; and, provided, further, that the term "Prospectus" shall be deemed to include any wrapper or supplement thereto prepared in connection with the distribution of any Directed Shares (as defined in Section 3(b) below). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                           (ii) At the time of the effectiveness of the
Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i)

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in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein ("Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the material included in the first and third paragraphs under the caption "Underwriting" in the Prospectus. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                           (iii) Ernst & Young LLP, who have audited the
consolidated financial statements and supporting schedules of the Company included in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                           (iv) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties (including all intellectual property), operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                           (v) This Agreement and the transactions contemplated
herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                           (vi) The execution, delivery, and performance of this
Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage,


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deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of it subsidiaries or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Securities Act of the offering and sale of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters.

                           (vii) The Company has the authorized capitalization
set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement; the Shares to be delivered on the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined) have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the Common Stock conforms to the description thereof contained in the Registration Statement and the Prospectus.

                           (viii) Each of the Company and its subsidiaries has
been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties (including all intellectual property) or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries has the requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and


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permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as it is now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                           (ix) Except as described in the Prospectus, there is
no legal or governmental proceeding to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a Material Adverse Effect, and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

                           (x) Neither the Company nor any of its affiliates
have taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                           (xi) The financial statements, including the notes
thereto, and supporting schedules of the Company included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                           (xii) Except as disclosed in the Prospectus, no
holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby. Any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

                           (xiii) The Company is not, and upon consummation of
the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                           (xiv) The Company and its subsidiaries have good and
marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration statement and the Prospectus or such as do not materially affect the value of such property owned by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

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                           (xv) The Company and each of its subsidiaries have
accurately prepared and filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owning to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) where the failure to file or pay could have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company's or any of it's subsidiaries' Federal, state, or other taxes is pending or, to the Company's knowledge, threatened which would have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

                           (xvi) The Shares are registered pursuant to Section
12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Shares are approved for quotation on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") , subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the Nasdaq National Market, nor has the Company received any notification that the SEC or the Nasdaq National Market is contemplating terminating such registration or listing.

                           (xvii) There are no contracts or other documents
which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

                           (xviii) Neither the Company nor any of its
subsidiaries (A) is in violation of its charter or by-laws or any similar organizational document, (B) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (C) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, all except as such would not have a Material Adverse Effect.

                           (xix) The Company and each of its subsidiaries own or
possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the best of the Company's knowledge, all material technical information


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developed by and belonging to the Company which has not been patented has been kept confidential. Except as the Company's outsourcing practices are described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company or those products and services described in the Registration Statement and Prospectus.

                           (xx) No labor disturbance by the employees of the
Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect.

                           (xxi) No "prohibited transaction" (as defined in
Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                           (xxii) There has been no storage, generation,
transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgement, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgement, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                           (xxiii) The statistical and market-related data
included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

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                  (b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

                           (i) This Agreement and the transactions contemplated
herein have been duly and validly authorized by the Selling Stockholders, and this Agreement has been duly and validly executed and delivered by the Selling Stockholders.

                           (ii) Each of the (A) Custody Agreement signed by such
Selling Stockholder and American Stock Transfer & Trust Company, as custodian (the "Custodian"), relating to the deposit of the Additional Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (B) Irrevocable Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles. Each Selling Stockholder agrees that the Additional Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Additional Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Additional Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

                           (iii) Such Selling Stockholder is the lawful owner of
the Additional Shares to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Additional Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Additional Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

                           (iv) Such Selling Stockholder has, and on the Closing
Date and the Additional Closing Date (as defined below) will have, good and valid title to all of the Additional Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and, as applicable, under its charter or by-laws, partnership agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Additional Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.


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                           (v) No consent, approval, authorization or order of
any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as have been obtained under the Securities Act or the Rules and Regulations or as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution of the Additional Shares by the Underwriters.

                           (vi) Neither the sale of the Additional Shares being
sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any contract, agreement or instrument to which such Selling Stockholder is party or bound, any judgment, order or decree applicable to such Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                           (vii) Such Selling Stockholder does not have any
registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus or except as have been validly waived.

                           (viii) Such Selling Stockholder does not have, or has
waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the Additional Shares that are to be sold by any of the Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                           (ix) All information furnished by or on behalf of
such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date and the Additional Closing Date (as defined below) will be, true, correct, and complete in all material respects, and does not, and on the Closing Date and the Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which they were made, not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Shares).

                           (x) Such Selling Stockholder has not taken and will
not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Additional Shares.


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                           (xi) There are no transfer taxes or other similar
fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Additional Shares.

                           (xii) The Selling Stockholders have not distributed
and will not distribute, prior to the later of the Additional Closing Date (as defined below) and the completion of the Underwriters' distribution of the Additional Shares, any offering material in connection with the offering and sale of the Additional Shares by such Selling Stockholder other than preliminary prospectuses, the Prospectus or the Registration Statement.

                           (xiii) Such Selling Stockholder has no reason to
believe that the representations and warranties of the Company contained in
Section 1(a) hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity, and is not prompted to sell the Additional Shares to be sold by such Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                           (xiv) Any certificate signed by or on behalf of any
Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         2. Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, CA 94303 ("Underwriters' Counsel"), or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement, (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) or such other time not later than ten business days after such date as shall be agreed upon by you and the Company)(such time and date of payment and delivery being herein called the "Closing Date").

         Payment for the Firm Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company upon delivery of certificates for the Firm Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Firm Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant to the Underwriters the option to purchase up to 750,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Selling Stockholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns & Co. Inc. in its sole discretion shall make.

         Payment for the Additional Shares shall be made to or upon the order of the Custodian of the purchase price by wire transfer in Federal (same day) funds to the Custodian at the offices of Underwriters' Counsel, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Additional Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder; and

(ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

         3. Offering.

                  (a) Upon the Underwriters' authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

                  (b) The Company and the Underwriters hereby agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees, directors and certain persons designated by the Company (the "Directed Shares Purchasers"), as part of the distribution of the Shares by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc., and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby. Under no circumstances will Bear, Stearns & Co. Inc. or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted to be taken other than any such action or inaction resulting from the bad faith or willful misconduct of any Underwriter in connection with the transactions effected with regard to the Directed Shares Purchasers.

         4. Covenants of the Company and the Selling Stockholders.

                  (a) The Company covenants and agrees with the Underwriters that:

                           (i) If the Registration Statement has not yet been
declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                           The Company will notify you (and, if requested by
you, will confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (E) of the receipt of any comments from the Commission, and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                           (ii) If at any time when a prospectus relating to the
Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                           (iii) The Company will promptly deliver to each of
the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

                           (iv) The Company will endeavor in good faith, in
cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                           (v) The Company will make generally available to its
security holders and to the Underwriters as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                           (vi) During the period of 180 days from the date of
the Prospectus, the Company will not, directly or indirectly, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, and the Company will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon (A) the conversion or exchange of outstanding convertible or exchangeable securities; (B) the exercise of presently outstanding options; (C) the exercise of currently outstanding warrants; and (D) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans or stock purchase plans in effect on the Closing Date and described in the Prospectus. The Company further represents and warrants that it will not release any of its officers, directors and shareholders listed on Schedule III from the aforementioned undertaking without the prior written consent of the Underwriters.

                           (vii) During the period of five years from the
effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to you (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company listed; and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

                           (viii) The Company will apply the proceeds from the
sale of the Firm Shares as set forth under "Use of Proceeds" in the Prospectus.

                           (ix) The Company will use its best efforts to list
for quotation the Shares on the Nasdaq National Market.

                  (b) Each of the Selling Stockholders covenants and agrees with the Underwriters that:

                           (i) Such Selling Stockholder will not, during the
Lock-Up Period (as defined in the Lock-Up Agreement attached hereto as Annex
IV), make a disposition of shares now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition. The foregoing restriction has been expressly agreed to preclude the holder of the Additional Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security that includes, relates to or derives any significant part of its value from Securities.

                           (ii) To deliver to the Underwriters prior to the
Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

                           (iii) If, at any time prior to the date on which the
distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Underwriters, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Underwriters.

         5. Payment of Expenses.

                  (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of producing any Agreement among Underwriters, this Agreement, the Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(a)(iv) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq National Market; (v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (vii) any amount that any Selling Stockholder fails to timely pay pursuant to Section 5(b). The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

                  (b) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Selling Stockholder, severally and not jointly, agrees to pay its pro rata share (based on the percentage which the number of Additional Shares sold by such Selling Stockholder bears to the total number of Additional Shares sold) of the costs and expenses incident to the performance of its obligations hereunder, including the following: (i) the fees, disbursements and expenses of counsel and other advisors for the Selling Stockholders; (ii) the fees and expenses of the Custodian; (iii) the expenses and taxes incident to the sale and delivery of the Additional Shares to be sold by the Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian pursuant to Section 2(c) of this Agreement); and (iv) all underwriting discounts and commissions applicable to the Additional Shares.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a)(i) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date, you shall have received the written opinion of Greenberg Traurig, LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters in the form attached hereto as Annex I.

                  (c) As of the Closing Date, you shall have received the opinions of Beresford and Co. and Sierra Law Group, intellectual property counsel for the Company, dated as of the Closing Date addressed to the Underwriters in the form attached hereto as Annex II.

                  (d) As of the Closing Date, you shall have received the opinion of __________, counsel for Synaptics (UK) Limited, dated as of the Closing Date addressed to the Underwriters in the form attached hereto as Annex V.

                  (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (g) At the Closing Date, you shall have received a certificate of the Selling Stockholders or officers of the Selling Stockholders (if the Selling Stockholder is not a natural person) to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Selling Stockholders set forth in Section 1 hereof are accurate, and (ii) as of the Closing Date, the obligations of the Selling Stockholders to be performed hereunder on or prior thereto have been duly performed.

                  (h) At the Closing Date, you shall have received an opinion of ______________________, counsel for the Selling Stockholders in the form attached hereto as Annex III. In rendering such opinion, such counsel may rely as to questions of law not involving the laws of the United States or State of California and State of Delaware upon opinions of local counsel and as to questions of fact upon representations or certificates of the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of governmental officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy of any material misstatement or inaccuracy in any such opinion, representation or certificate so relied upon shall be delivered to you and to Underwriters' Counsel.

                  (i) At least three business days prior to the date hereof, the Selling Stockholders shall have furnished for review by the Underwriters copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Underwriters may reasonably request.

                  (j) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Ernst & Young LLP, independent auditors for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

                  (k) You shall have also received from the Company a letter from Ernst & Young LLP addressed to the Company, dated July 25, 2001, stating that the Company's internal controls taken as a whole is sufficient to meet the broad objectives of internal control insofar as those objectives pertain to the prevention or detection of material fraud or errors in amounts that would be material in relation to the financial statements of the Company and its subsidiaries, which letter shall not have been withdrawn, modified, or contradicted or the correctness or the validly of which shall not have been called into question.

                  (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties (including all intellectual property) or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                  (m) You shall have also received a lock-up agreement (the "Lock-Up Agreement") from each person who is a director or officer of the Company, each Selling Stockholder and each shareholder listed on Schedule III hereto substantially in the form attached hereto as Annex IV.

                  (n) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

                  (o) The Company shall have complied with the provisions of
Section 4(a)(iii) hereof with respect to the furnishing of prospectuses on the next business day succeeding the date of this Agreement.

                  (p) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         7. Indemnification .

                  (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) The Selling Stockholders shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that the Selling Stockholders will only be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholders expressly for use therein. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have including under this Agreement.

                  (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each Selling Stockholder against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

                  (d) In connection with the offer and sale of Directed Shares, the Company agrees, promptly upon written notice, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any Directed Shares Purchaser, who makes an oral agreement, properly confirmed by the Underwriters, to purchase Directed Shares within twenty-four hours of establishing the public offer price, to pay for and accept delivery of the Directed Shares.

                  (e) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bears to (y) the underwriting discount received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within in the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         9. Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in
Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company and the Selling Stockholders with respect thereto (except in each case as provided in Section 5, 7(a), 7(b) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                  (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date and you or the Selling Stockholders shall have the right to postpone the Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of the Selling Stockholders, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective, upon the later of
(i) when you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) trading on the Nasdaq National Market shall have been suspended or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the Nasdaq National Market, by the Nasdaq National Market or by order of the Commission or by any other governmental authority having jurisdiction; or (C) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D)(i) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (i) or (ii) as determined in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be in writing.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company and the Selling Stockholders will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                  (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Equity Capital Markets, with a copy to Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, CA 94303, Attention: Curtis L. Mo, Esq.;

                  (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Robert S. Kant, Esq.;

                  (c) if sent to the Selling Stockholders, shall be mailed, delivered, or faxed and confirmed in writing to the Selling Stockholders at the addresses set forth in the Registration Statement;

         provided, however, that any notice to an Underwriter pursuant to
Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.



                            [signature page follows]

                  If the foregoing correctly sets forth the understanding between you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                           Very truly yours,

                           SYNAPTICS INCORPORATED



                           By:_______________________________________________
                              Name:  Francis Lee
                              Title: President and Chief Executive Officer


                           [SELLING STOCKHOLDERS]



                           By:_______________________________________________
                              Name:
                              Title:  Attorney-in-fact for the Selling
                                      Stockholder named in Schedule II hereto

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
SG COWEN SECURITIES CORPORATION
SOUNDVIEW TECHNOLOGY GROUP

By:  BEAR, STEARNS & CO. INC.



      By:_______________________________________
         Name:
         Title:

      On behalf of themselves and the other
      Underwriters named in Schedule I hereto.